UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

June 16, 2006 (June 15, 2006)

INTEGRATED ELECTRICAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13783	76-0542208

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1800 West Loop South, Suite 500
Houston, Texas	77027

(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number, including area code: (713) 860-1500

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)

On June 15, 2006, Integrated Electrical Services, Inc. (the “Company”) concluded that its previously issued unaudited consolidated financial statements as of and for the three months ended December 31, 2005 and its unaudited consolidated financial statements as of and for the three and six months ended March 31, 2006 should be restated to correct a misstatement related to the accrual for the Company’s self-insurance reserves.

While analyzing the self-insurance reserves during the financial close process for the month of May 2006, management identified a measurement error that related to the quarters ended December 31, 2005 and March 31, 2006. The error was derived from an unintentional misapplication of information provided by the Company’s insurance carriers whereby the Company underestimated the outstanding amount of unbilled payables to those insurance carriers. The error resulted in an understatement of self-insurance reserves and cost of revenues of approximately $0.4 million for the three months ended December 31, 2005. Self-insurance reserves and cost of revenues were understated by approximately $1.2 million and $1.6 million for the three and six months ended March 31, 2006, respectively. The self-insurance reserves are included in accounts payable and accrued expenses. Stockholders equity at December 31, 2005 was overstated by $0.4 million and stockholders deficit was understated by $1.6 million at March 31, 2006. The impact to diluted earnings per share was $0.01 for the three months ended December 31, 2005. The impact to diluted earnings per share was $0.03 for the three months and $0.04 for six months ended March 31, 2006. These adjustments will not impact reported cash flows from operations for these periods.

Accordingly, on June 15, 2006, the Audit Committee of the Board of Directors, after receipt of information and a recommendation from the Chief Financial Officer of the Company, concluded with the Chief Financial Officer that the Company’s consolidated financial statements as of and for the three months ended December 31, 2005 and as of and for the three and six months ended March 31, 2006 should no longer be relied upon as a result of the Company’s determination to restate its consolidated financial results and position, as discussed above. These financial statements will be restated and filed with the Securities and Exchange Commission pursuant to a Form 10-Q/A as of and for the three months ended December 31, 2005 and a Form 10-Q/A Amendment No. 2 as of and for the three and six months ended March 31, 2006.

In reaching this conclusion on June 15, 2006, the Audit Committee of the Board of Directors and the Chief Financial Officer discussed the matters relating to this restatement with the Company’s independent registered public accounting firm, Ernst & Young LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED ELECTRICAL SERVICES, INC.
By:	/s/ Curt L. Warnock
Curt L. Warnock
Senior Vice President and General Counsel

Date: June 16, 2006

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